Exhibit 4.24

 THIRD AMENDMENT AND ALLONGE TO SECOND AMENDED AND RESTATED SENIOR SUBORDINATED SECURED CONVERTIBLE NOTE

This THIRD AMENDMENT AND ALLONGE (this “Amendment”), effective as of December 22, 2015, is by and among ONSTREAM MEDIA CORPORATION (the “Company”), INFINITE CONFERENCING, INC. (“ICI”), ENTERTAINMENT DIGITAL NETWORK, INC. (“EDNI”), AV ACQUISITION, INC. (“AAI”), ONSTREAM CONFERENCING CORPORATION (“OCC”), MEDIA ON DEMAND, INC. (“MOD”), HOTEL VIEW CORPORATION (“HVC”), OSM ACQUISITION INC. (“OSM”) and AUCTION VIDEO JAPAN, INC. (“AVJI”) (the Company, ICI, EDNI, AAI, OCC, MOD, HVC, OSM and AVJI shall be referred to collectively as the “Borrowers”) and SIGMA OPPORTUNITY FUND II, LLC (the “Holder”).

RECITALS

1.   Borrowers issued a Second Amended and Restated Senior Subordinated Secured Convertible Note, dated September 21, 2015, in favor of Holder in the original aggregate principal amount of $1,583,000 (as subsequently amended on November 16, 2015 and November 24, 2015 and as the same may be further amended from time to time, the “Note”);

2.    $1,000,000 of principal was repaid to Holder on December 17, 2015 and, accordingly, there is currently $583,000 in principal amount outstanding under the Note;

3.    Pursuant to a certain Agreement, dated December 22, 2015, the Borrowers and Holder have agreed to amend the Note as herein provided.

AMENDMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Note is further amended as follows:

1.    The definition of “Maturity Date” is hereby amended to mean “December 31, 2016.”

2.    The outstanding principal amount due under the Note shall be increased from $583,000 to $600,000 to reflect a $17,000 administrative fee.

3.    The definition of “Applicable Rate” is hereby amended by changing “twenty-one (21%) percent” to “seventeen (17%) percent.”

4.    In the definition of Permitted Indebtedness set forth in Article III, Section 3.1(b) of the Note, the amount that was “$1,000,000” prior to effect of the Amendment and Allonge dated November 16, 2015 and the Amendment and Allonge dated November 24, 2015, and notwithstanding the impact of those two amendments, shall be replaced with the amount of “$4,000,000”. Also, notwithstanding the  impact of those two amendments, it is agreed that no further principal payment beyond the $1,000,000 principal payment referenced above is required or will be required with respect to Repayment Events meeting the description under item (7) - re Revenue Sales - in the definition of Permitted Indebtedness set forth in Article III, Section 3.1(b) of the Note. The preceding only applies to Revenue Sales aggregating up to $4,000,000 and to further clarify, the Revenue Sales through the date of this Amendment are $3,227,500, leaving a maximum $772,500 of Revenue Sales that may be made without requiring further principal payments against this Note.

Except as specifically amended hereby, the Note shall remain in full force and effect as issued.  An executed original of this Amendment shall be attached to the original Note and shall constitute collectively one and a singular instrument, and one shall not be negotiated, transferred or conveyed without the other.  All references to the Note in any of the Transaction Documents (as defined in the Note) shall be deemed to refer to the Note, as amended by this Amendment, and as the same may be further amended, supplemented or modified in accordance with its terms by the parties from time to time.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.  This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrowers have executed this Third Amendment and Allonge as of the date first written above.

ONSTREAM MEDIA CORPORATION

By: /s/ Robert Tomlinson

      Name: Robert Tomlinson

      Title: CFO

INFINITE CONFERENCING, INC.

 By: /s/ Robert Tomlinson

      Name: Robert Tomlinson

      Title: CFO

ENTERTAINMENT DIGITAL NETWORK, INC.

By: /s/ Robert Tomlinson

      Name: Robert Tomlinson

      Title: CFO

AV ACQUISITION, INC.

By: /s/ Robert Tomlinson

      Name: Robert Tomlinson

      Title: CFO

ONSTREAM CONFERENCING CORPORATION

By: /s/ Robert Tomlinson

      Name: Robert Tomlinson

      Title: CFO

MEDIA ON DEMAND

By: /s/ Robert Tomlinson

      Name: Robert Tomlinson

      Title: CFO

HOTEL VIEW CORPORATION

By: /s/ Robert Tomlinson

      Name: Robert Tomlinson

      Title: CFO

OSM ACQUISITION INC.

By: /s/ Robert Tomlinson

      Name: Robert Tomlinson

      Title: CFO

AUCTION VIDEO JAPAN, INC.

By: /s/ Robert Tomlinson

      Name: Robert Tomlinson

      Title: CFO

Accepted and Agreed to this

22nd day of December, 2015

SIGMA OPPORTUNITY FUND II, LLC

By: Sigma Capital Advisors, LLC, its

managing member

By: /s/ Thom Waye

            Thom Waye, Manager

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